SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

GLOBALSCAPE, INC.
(Name of Registrant as Specified in Its Charter)

_________________________________________________
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Explanatory Note:

This Amendment No. 1 (this “Amendment”) to the Definitive Proxy Statement on Schedule 14A filed by GlobalSCAPE, Inc. with the U.S. Securities and Exchange Commission on April 2, 2015 (the “Original Filing”) amends the reference to the weekday on which the 2015 Annual Meeting of Stockholders is to be held set forth in the letter to stockholders regarding the 2015 Annual Meeting. The letter states that the meeting will be held on Wednesday, May 14, 2015. The 2015 Annual Meeting will be held on Thursday, May 14, 2015.

This Amendment should be read together with the matters set forth in the Original Filing. Other than as set forth above, all other items of the Original Filing are incorporated herein by reference without change.